Exhibit 31 (a)

Certification Per Section 302 of the Sarbanes-Oxley Act of 2002

I, John C. Orr, certify that:

1. I have reviewed the annual report on Form 10-K/A of Myers Industries, Inc. for the period ended December 31, 2012 which this certification accompanies;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date October 25, 2013	/s/ John C. Orr

John C. Orr, President and
Chief Executive Officer